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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITOR

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-59121) pertaining to Koppers Industries, Inc. Employee Stock Purchase Plan of our report dated January 28, 2000 with respect to the consolidated financial statements and schedule of Koppers Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 21, 2000